EXHIBIT 10.2

                              CONSULTING AGREEMENT
                              --------------------


THIS AGREEMENT is made as of the 1st day of March, 2005.

BETWEEN:

     FIRSTLINE ENVIRONMENTAL SOLUTIONS INC., a Florida company, having an address at #102 - 20475 Douglas Crescent, Langley, BC, V3A 3Y6

                                             (hereinafter referred to as "FEMS")

AND:

     FIRSTLINE RECOVERY SYSTEMS INC., a British Columbia company, having an address at #102 - 20475 Douglas Crescent, Langley, BC, V3A 3Y6

                                             (hereinafter referred to as "FLRS")

AND:

     PRO-ACT MANAGEMENT INC., a company incorporated under the laws of British Columbia, having an address at 1228 Gateway Place, Port Coquitlam, B.C., V3C 5X4

                                          (hereinafter referred to as "Pro-Act")


WHEREAS:

A. FEMS is a publicly traded corporation on the Pink Sheets exchange and is planning to list on the OTC exchange within the next four to six months. FLRS is a wholly owned subsidiary of FEMS which is involved in natural resource extraction and environmental remediation industries. FEMS and FLRS are collectively referred to as "Firstline" within the Agreement; and

B. Firstline wishes to retain the services of Pro-Act to provide business management and consulting services to administer ongoing business activities and attainment the OTC listing, and Pro-Act is prepared to provide such services under the terms of this agreement


NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the premises and of the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.       Appointment

Firstline hereby appoints Dorlyn Evancic (President of Pro-Act) as Director and CFO of FEMS and FLRS, and Pro-Act accepts such fiduciary duties on a go forward basis, with full indemnity for any/all past and subsequent repercussions resulting from actions/negligence of Firstline's prior principals or agents.

2.       Services

Firstline hereby engages Pro-Act to provide business management and consulting services and responsibilities to the Company, specifically; updating the business plan, working with the attorney and advisors to attain the OTC listing, preparing a power point presentation for investment procurement, quarterly filings with attorney and SEC, feasibility analysis of potential projects, roll forward of all financial records, preparation and facilitation of corporate audits and ongoing accounting. Pro-Act shall provide these services utilizing both its own business office and within facilities provided by Firstline.



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3.       Term

Subject to any earlier termination pursuant to the terms hereof, the engagement shall commence on the date hereof and shall be for a period of one year, and shall renew for additional one year terms unless FEMS or Pro-Act gives notice that they do not wish to renew at least 60 days prior to the end of the initial term or the term of any renewal.

4.       Authority

Pro-Act is hereby granted all necessary power and authority for and on behalf of Firstline to carry out the duties and services herein including signing authority on all Firstline bank accounts, of which will require two out of three signatures, and will report to the Board of Directors of FEMS.

5.       Remuneration

The Parties agree on the remuneration for Pro-Act as follows:

Fees
----
Pro-Act shall be paid fees as follows:

     a) Prior to a listing on the OTC, Firstline agrees to pay Pro-Act $3,000.00 plus GST monthly on the following basis
          i) $1,000.00 plus GST on the 15th of every month beginning March 15th, 2005 (the parties agree to a deferral to April 1st, 2005 on the initial payment); and
          ii) $2,000.00 plus GST to be accrued on the 15th of every month and subsequently paid out in sum upon Firstline receiving capital injections in excess of the aggregate of $75,000
          iii) upon receipt of the capital injections in excess of the aggregate of $75,000 above, Firstline shall pay Pro-Act the full $3,000.00 plus GST on the 15th of every month
     b) Subsequent to a listing on the OTC, Firstline agrees to pay Pro-Act a base of $5,000.00 plus GST monthly on the 15th of every month.

The above fees will be paid generally and primarily by FEMS, however, in the event FEMS is unable to pay the fees, FLRS will also jointly assume responsibility to pay any current fees and/or fees in arrears.

Commissions
-----------
Pro-Act shall be paid commissions at a rate of 10% of any gross funds raised for Firstline, or an equivalent portion thereof for participation in meetings/presentations for raising capital accordingly.

Shares
------
Pro-Act shall be issued shares and stock options of FEMS as follows:
     a)   250,000 free trading shares and 250,000 restricted shares (1 year hold) to be issued within 30 days of the date of signing this agreement
     b) Certain share purchase options to be negotiated exercisable at a 25% discount from market within three years of the date of signing this agreement

The Parties confirm that shares and stock options above shall maintain the same rights and proportionate representation of FEMS issued and outstanding shares and stock options as denoted immediately preceding the OTC listing.


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6.       Expenses

Pro-Act shall be reimbursed for all expenses incurred in connection with the performance of its duties on behalf of and approved by Firstline. Firstline shall reimburse such amounts on a monthly basis forthwith, upon receipt of an expense form from Pro-Act.

7.       Termination of Engagement

This agreement may be terminated by any party upon 60 days written notice.

8.       Assignment of Rights

The rights and obligations of Firstline under this agreement shall pass to its successors or assigns. The rights of Pro-Act under this agreement are not assignable.

9.       Other Business

The parties agree that nothing herein shall restrict Pro-Act from investing in or being involved with any investments or businesses of any kind whatsoever or acting in a similar or other capacity for any person, firm or corporation with which it is now or may hereafter become involved, subject to the interference of Firstline corporate duties and further not being a competitor of Firstline business.

10.      Notices

Any notice required or permitted to be given to/by any party to/by the other shall be sufficiently given if delivered personally or if mailed by registered mail to receiving party's last known address.

11.      Severability

In the event that any provision or part of this agreement shall be deemed void or invalid by a court of competent jurisdiction, the remaining provisions or parts shall be and remain in full force and effect.

12.      Entire Agreement

This contract constitutes the entire agreement between the parties with respect to the engagement of Pro-Act and any and all previous agreements, written or oral, express or implied, between the parties or on their behalf, relating to the engagement of Pro-Act by Firstline, are terminated and cancelled and each of the parties releases and forever discharges the other of and from all manner of actions, causes of action, claims and demands whatsoever, under or in respect of any such agreement.

13.      Modification of Agreement

Any modification to this agreement must be in writing and signed by the parties or it shall have no effect and shall be void.

14.      Headings

The headings used in this agreement are for convenience only and are not to be construed in any way as additions to or limitations of the covenants and agreements contained in it.



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15.      Dispute Resolution

It is agreed that any dispute, controversy or claims arising out of or relating to this contract or the breach or termination thereof shall be settled by a single arbitrator under the Rules of the British Columbia Arbitration and Mediation Institute (BCAMI); and the hearing shall be held in British Columbia. In the event that the parties cannot agree on the selection of the arbitrator, then an arbitrator shall be selected and appointed by the BCAMI.

16.      Governing Law

This agreement shall be governed by and construed in accordance with the laws of British Columbia.

17.      Counterpart Signing

This Agreement may be signed in as many counterparts as may be necessary, each of which so signed shall be deemed to be an original, and each signed copy sent by electronic facsimile transmission shall be deemed to be an original, with such counterparts together constituting one and the same instrument, notwithstanding the date of execution shall be deemed to bear the date as set forth herein.


IN WITNESS WHEREOF this agreement has been executed by the parties to it, at _________________________ on the ______day of____________________________, 2005.


FIRSTLINE ENVIRONMENTAL                   PRO-ACT MANAGEMENT INC.
SOLUTIONS INC.                            Per:
Per:


Tom Hatton, President                     Dorlyn Evancic, President


FIRSTLINE ENVIRONMENTAL                   FIRSTLINE RECOVERY
SOLUTIONS INC.                            SYSTEMS INC.
Per:                                      Per:


Evan Brett, Secretary                     Tom Hatton, President




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